                              VIALOG CORPORATION
           CALCULATION OF SHARES USED IN DETERMINING LOSS PER SHARE
              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998


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


                                                 THREE MONTHS ENDED MARCH 31,
                                                 ----------------------------
                                                     1997           1998
                                                 --------------  ------------
BASIC LOSS PER SHARE
--------------------
Weighted average number of common shares
 outstanding                                       2,747,300      3,542,668
                                                 ==============  ============




                                                 THREE MONTHS ENDED MARCH 31,
                                                 ----------------------------
                                                     1997           1998
                                                 --------------  ------------
DILUTED LOSS PER SHARE
----------------------
Weighted average number of common shares
 outstanding                                       2,747,300      3,542,668

Common stock equivalents                                 -              -
                                                 --------------  ------------
Total                                              2,747,300      3,542,668
                                                 ==============  ============

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